Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS THIRD QUARTER FINANCIAL RESULTS AND DECLARES ITS $0.27 PER SHARE DIVIDEND

Delray Beach, Florida, January 22, 2019 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2018. Net sales were $60.1 million for both the quarters ended December 31, 2018 and 2017. Reorder sales for the quarter ended December 31, 2018 were $53.3 million, compared to $50.9 million for the quarter ended December 31, 2017, an increase of 4.6%. Net sales for the nine months ended December 31, 2018 were $218.9 million, compared to $206.5 million for the nine months ended December 31, 2017, an increase of 6.0%. Reorder sales for the nine months ended December 31, 2018 were $185.9 million, compared to $170.5 million for the nine months ended December 31, 2017, an increase of 9.0%. Net income for the quarter ended December 31, 2018 was $7.8 million, or $0.38 diluted per share, compared to net income of $9.1 million, or $0.44 diluted per share, for the quarter ended December 31, 2017, a 14% decrease to net income. Net income for the nine months ended December 31, 2018 was $31.1 million, or $1.52 diluted per share, compared to net income of $27.1 million, or $1.33 diluted per share, for the nine months ended December 31, 2017, a 15% increase to net income. Average order size decreased to $84 for the quarter ended December 31, 2018, compared to $86 for the same quarter in the prior year. For the nine months ended December 31, 2018, online sales increased 7.0% to $185.3 million from $173.2 million for the same period the prior year, and were approximately 85% of all sales.

Menderes Akdag, CEO and President, commented: “The market was much more competitive during the quarter, and as a result we gave additional discounts to our customers to stimulate sales, which had a negative effect on our gross margins. We will continue to be aggressive with pricing and promotions, and increase advertising to address this more competitive online market.”

The Board of Directors declared a quarterly dividend of $0.27 per share on the Company’s common stock. The dividend will be payable on February 15, 2019, to shareholders of record at the close of business on February 4, 2019. The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on January 22, 2019 until February 5, 2019 at 11:59 P.M. To access the replay, call (866) 457-5505 (toll free) or (203) 369-1279 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2018. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)

	December 31,	March 31,
	2018	2018
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$93,166	$77,936
Accounts receivable, less allowance for doubtful accounts of $19 and $35, respectively	1,269	2,292
Inventories - finished goods	32,247	23,337
Prepaid expenses and other current assets	1,266	882
Prepaid income taxes	525	788
Total current assets	128,473	105,235

Noncurrent assets:
Property and equipment, net	27,584	28,741
Intangible assets	860	860
Total noncurrent assets	28,444	29,601

Total assets	$156,917	$134,836

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$20,283	$15,274
Accrued expenses and other current liabilities	2,769	2,835
Total current liabilities	23,052	18,109

Deferred tax liabilities	1,007	996

Total liabilities	24,059	19,105

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,674 and 20,601 shares issued and outstanding, respectively	21	21
Additional paid-in capital	11,693	9,381
Retained earnings	121,135	106,320

Total shareholders' equity	132,858	115,731

Total liabilities and shareholders' equity	$156,917	$134,836

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Sales	$60,068	$60,110	$218,854	$206,478
Cost of sales	40,687	38,166	144,264	133,590

Gross profit	19,381	21,944	74,590	72,888

Operating expenses:
General and administrative	5,793	5,818	18,927	18,222
Advertising	3,619	4,126	15,626	14,944
Depreciation	556	532	1,664	1,590
Total operating expenses	9,968	10,476	36,217	34,756

Income from operations	9,413	11,468	38,373	38,132

Other income:
Interest income, net	508	191	1,315	417
Other, net	255	265	827	755
Total other income	763	456	2,142	1,172

Income before provision for income taxes	10,176	11,924	40,515	39,304

Provision for income taxes	2,389	2,860	9,394	12,204

Net income	$7,787	$9,064	$31,121	$27,100

Comprehensive income	$7,787	$9,064	$31,121	$27,100

Net income per common share:
Basic	$0.38	$0.45	$1.52	$1.33
Diluted	$0.38	$0.44	$1.52	$1.33

Weighted average number of common shares outstanding:
Basic	20,483	20,368	20,452	20,337
Diluted	20,493	20,425	20,487	20,437

Cash dividends declared per common share	$0.27	$0.20	$0.79	$0.60

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net income	$31,121	$27,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,664	1,590
Share based compensation	2,312	1,858
Deferred income taxes	11	(412)
Bad debt expense	49	72
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	974	21
Inventories - finished goods	(8,910)	(1,679)
Prepaid income taxes	263	-
Prepaid expenses and other current assets	(384)	45
Accounts payable	5,009	(2,795)
Income taxes payable	-	8,815
Accrued expenses and other current liabilities	(84)	530
Net cash provided by operating activities	32,025	35,145

Cash flows from investing activities:
Purchases of property and equipment	(507)	(564)
Net cash used in investing activities	(507)	(564)

Cash flows from financing activities:
Dividends paid	(16,288)	(12,314)
Net cash used in financing activities	(16,288)	(12,314)

Net increase in cash and cash equivalents	15,230	22,267
Cash and cash equivalents, at beginning of period	77,936	58,730

Cash and cash equivalents, at end of period	$93,166	$80,997

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$9,120	$3,801

Dividends payable in accrued expenses	$258	$246

Exhibit 99.1 Page 4 of 4